UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2006

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Upon recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Standard Pacific Corp. (the “Company”), the Board took the following actions:

1. Director Compensation Program. The Board amended the non-employee director compensation program. Attached hereto as Exhibit 99.1 and incorporated by reference herein is a summary of the compensation program applicable to non-employee members of the Board (the “Director Compensation Program”).

2. 2005 Executive Officer Bonuses. The Board approved bonuses to be paid to each of the Company’s “named executive officers” (as such term is defined in Item 402 of Regulation S-K) for fiscal 2005. These officers are also expected to be the Company’s “named executive officers” for fiscal 2006. Attached hereto as Exhibit 99.2 and incorporated by reference herein is a summary of those bonus payments.

3. 2006 Executive Officer Compensation. The Board set base salaries and established bonus programs for calendar year 2006 (the “Executive Compensation”) for each of the Company’s “named executive officers” (as defined above). Attached hereto as Exhibit 99.3 and incorporated by reference herein is a summary of the Executive Compensation.

4. Form of Share Award Agreement. The Board adopted a form of Share Award Agreement (the “Share Award Agreement”) that it will use to evidence certain grants of restricted stock to the Company’s Executive Officers. Attached hereto as Exhibit 99.4 and incorporated by reference herein is a copy of the form of Share Award Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Director Compensation Program

99.2	2005 Executive Officer Bonus Amounts

99.3	2006 Executive Officer Compensation

99.4	Form of Share Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2006

STANDARD PACIFIC CORP.

By:	/s/ CLAY A. HALVORSEN
Clay A. Halvorsen
Executive Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Director Compensation Program

99.2	2005 Executive Officer Bonus Amounts

99.3	2006 Executive Officer Compensation

99.4	Form of Share Award Agreement